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                                                                    Exhibit 10.2

                              BELL, BOYD & LLOYD
                          Three First National Plaza
                      70 West Madison Street, Suite 3300
                         Chicago, Illinois 60602-4207

                                 312 372 1121
                               Fax: 312 372 2098





     As counsel for Papp America-Pacific Rim Fund, Inc. (the "Fund"), we consent to the incorporation by reference of our opinion dated March 3, 1997 as an exhibit to pre-effective amendment no. 1 to the registration statement of the Fund, no. 333-19235 on Form N-1A. In giving this consent we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.


April 28, 1998


                                           /s/ Bell, Boyd & Lloyd